MASTER SERVICES AGREEMENT

This Master Services Agreement (the "Agreement") is entered into as of February 15, 2016 (the "Effective Date") between Stack-It Storage, Inc., a Nevada corporation ("Client"), and WhoYouKnow LLC, California limited liability company d/b/a CrowdfundX ("Consultant"). Client and Consultant may be referred to herein as a "Party" or collectively, the "Parties."

STATEMENT OF PURPOSE

A. Client desires to retain Consultant to perform "Services" as may be described in one or more statements of work (each, a "Statement of Work" or an "SOW") agreed to by the Parties from time to time; and

B. Consultant undertakes to provide the Services in accordance with the terms and conditions contained herein.

The Parties hereby agree as follows:

AGREEMENT

1. **Services Provided by Consultant.** The Services that are to be provided by Consultant will be described in one or more Statements of Work as may be agreed upon by the Parties from time to time. Each such Statement of Work must be signed by both Client and Consultant prior to Consultant performing any Services for Client in accordance therewith, and each such Statement of Work will be deemed a part of this Agreement and is hereby incorporated by reference as if set forth fully herein. Each Statement of Work shall specify the nature, location, and duration of the Services, and the compensation to be paid by Client for such Services, as well as the manner in which such Statement of Work may be terminated. In the event of any conflict between this Agreement and any Statement of Work, this Agreement shall control unless the parties override a provision of this Agreement by express reference in a Statement of Work.

2. **Independent Contractor Status.** It is expressly agreed that Consultant is acting as an independent contractor in performing the Services. No agent or employee of Consultant shall be deemed to be an employee or agent of Client. None of the benefits provided by Client to its employees, including, without limitation, life, disability, health, and/or profit sharing benefits, if any, shall be available to Consultant or to any agent or employee of Consultant. Consultant will be performing the Services independently of Client and will be solely responsible for determining the manner, means, and timing of the performance of its responsibilities hereunder.

3. **Compensation and Expense Reimbursements.** The amount and timing of the compensation to be paid by Client to Consultant (the "Fees"), together with any invoicing requirements, shall be set forth in each Statement of Work.

4. **Term and Termination.** This Agreement shall commence on the Effective Date and shall terminate upon the earlier to occur of: (a) the date which is six (6) months following the date on which all work has ceased under any Statement of Work, (b) either Party giving written notice of termination of this Agreement at any time during which no Statement of Work is in effect, or (c) the Client's equity offering, pursuant to its Offering Circular, is closed or

terminated for any reason (any of the foregoing, a "Termination"). The following provisions shall survive any Termination: 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, and 13.

5. **Confidentiality**. During the course of Consultant performing Services for Client, each Party may be given access to the other Party's trade secrets and proprietary and confidential information relating to the disclosing Party's (and/or its affiliates') business (collectively, "Confidential Information"). Each Party receiving Confidential Information of the other Party agrees to: (i) protect the discloser's Confidential Information in a reasonable and appropriate manner to the same extent it protects the confidentiality of its own Confidential Information of like kind, but in no event less than a reasonable manner; and (ii) use and reproduce the discloser's Confidential Information only to perform its obligations and exercise its rights pursuant to the Agreement. Recipient may share the discloser's Confidential Information with its employees and third parties that assist recipient in its performance of its obligations and the exercise of its rights pursuant to the Agreement and who are subject to non- disclosure obligations no less restrictive than those set forth herein. The obligations set forth in this Section shall not apply to information that is: (a) publicly known; (b) already known to the recipient; (c) disclosed to recipient by a third party who is not, to recipient's knowledge, under a confidentiality restriction with respect to such Confidential Information; or (d) independently developed by the recipient without reference to any Confidential Information. The disclosure of Confidential Information pursuant to a subpoena or other validly issued administrative or judicial process shall not be a breach of the recipient's obligations, provided that the recipient shall provide prior notice to the discloser of such disclosure if permitted by law. The terms, conditions and content of this Agreement and any SOW are in all respects confidential. Client agrees to not disclose, directly or indirectly, the terms, conditions or content of this Agreement to any third person or entity other than to (i) Client's employees, financial or legal advisors who have a need to be informed of the contents hereof and who are advised and agree to abide by the confidentiality provisions in this Agreement or (ii) as required to comply with any applicable law or court order. Each Party acknowledges and agrees that this Section shall survive any Termination for a period of two (2) years.

6. **Intellectual Property**

6.1. Consultant agrees to and hereby assigns to Client all of Consultant's right, title, and interest (including, without limitation, copyrights, trade secrets and proprietary rights), to any deliverables delivered as part of the Services and paid for in full by Client under this Agreement (collectively, the "IP Deliverables"), except that Consultant will remain the sole owner of any Pre-existing Works incorporated therein. To the extent applicable, the IP Deliverables shall be deemed to be "works made for hire" under the federal copyright laws. Consultant agrees to give Client reasonable assistance to perfect such assignment of such rights, title and interest, at Client's sole cost and expense.

6.2. The IP Deliverables may contain pre-existing works of Consultant that are of a non-project-specific nature and are generally applicable to Consultant's business (collectively, the "Pre-existing Works"), and Consultant retains exclusive ownership rights thereto. To the extent that any Pre-existing Works are integrated into any IP Deliverables, Consultant hereby grants to Client a perpetual, worldwide, non-exclusive, paid-up, limited license to use, copy and modify such Pre-existing Works as integrated into such IP Deliverables for the operation of its business in the ordinary course.

6.3. The Parties acknowledge and agree that any email addresses or other contact information which is aggregated, compiled, or in any manner obtained by Consultant in connection with Consultant's services under this Agreement do not constitute IP Deliverables and may be used in perpetuity by Consultant.

7. **Hiring and Solicitation**. During the period that this Agreement remains in effect and for a period of twelve (12) months after Termination, the Parties agree that they will not hire or solicit the other Party's employees, agents, or subcontractors, either directly or indirectly through the use of third parties, without the prior written consent and approval of the other Party, provided however, that general advertisements and other similar broad forms of solicitation, such as non-directed executive recruiters or placement agencies, shall not constitute direct or indirect solicitation hereunder.

8. **Representations and Warranties.**

8.1. Consultant represents and warrants to Client that no materials used by Consultant (not including materials supplied by or on behalf of Client) will infringe any third party's rights.

8.2. OTHER THAN THE FOREGOING WARRANTY, CONSULTANT MAKES NO WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.3. Consultant cannot and does not give any guarantee about the results of any of the Services to be provided, and no target set forth in any SOW shall be construed as a statement of guarantee.

8.4. For the avoidance of doubt, Client acknowledges that Consultant is not a registered broker-dealer under the Securities Exchange Act of 1934, as amended, or any similar state law, that Consultant is not registered as an investment advisor under the Investment Advisers Act of 1930, as amended, or any similar state law, and that Consultant cannot and will not be required to engage in the offer or sale of securities for or on behalf of Client.

8.5. Client represents and warrants to Consultant as follows:

8.5.1. Client and its professional advisors shall be solely responsible for structuring all securities-related aspects of the Campaign and for conducting any negotiations with prospective investors.

8.5.2. Client shall be solely responsible for compliance with, and shall ensure compliance with, all applicable laws, ordinances, rules and regulations pertaining to its business and any Campaign, including without limitation all applicable securities laws and regulations.

8.5.3. All statements made by Client in connection with any Campaign, and all Documents provided by Client to Consultant, will in each case be accurate and complete in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the

statements therein not misleading, and any projected and pro forma information relating to Client will represent Client's best current estimate of such projected or pro forma information, based on current assumptions and circumstances. Consultant will not be obligated to verify the accuracy and/or adequacy of any such statements or Documents supplied or disclosed to potential investors.

8.5.3.1. "Documents" means and includes all information furnished to Consultant by or on behalf of Client, including any private placement or financing memorandum, projected and pro forma information, registration statement, tender offer document, financial information, and proxy statement, any amendments or supplements thereto, various corporate reports or filings and any other materials or documents provided by or on behalf of Client for use in connection with the Campaign.

8.6. Client will not make any false or misleading statements in connection with any Campaign with respect to which Consultant renders any Services.

9. **Acceptance of Services and Deliverables**. If Client is dissatisfied with or objects to any service or deliverable under this Agreement, including without limitation for any purported failure to conform to any specifications set forth in any Statement of Work, then Client must notify Consultant of such dissatisfaction or objection, in a detailed writing, within ten business days after performance or receipt of the service or deliverable at issue. If Client does not timely provide any such notice, Client shall be deemed to have forever waived any objection or dispute with respect to the service or deliverable at issue. If Client does timely provide any such notice, Consultant will use commercially reasonable efforts to cure any unsatisfactory elements or alleged defects within ten (10) business days after receipt of the notice. Any attempt by Client to withhold payment because of a disputed service or deliverable without first giving Consultant ten (10) business days to cure the alleged defect will constitute a material breach of this Agreement.

10. **Insurance**. Client shall at all times during the term of this Agreement maintain Commercial General Liability and Errors and Omissions insurance each with a limit of not less than $1,000,000 per claim, $2,000,000 annual aggregate with a reputable insurer reasonably satisfactory to Consultant. Client shall forward evidence of such policies to Consultant and shall name Consultant as an additional insured on the policy.

11. **Indemnification**

11.1. Consultant hereby agrees to defend, indemnify, and hold harmless Client and its shareholders, officers, directors, agents, employees, affiliates, successors, and assigns (collectively, the "Client Indemnitees"), from any and all claims, suits, causes of action, losses, liabilities, costs, and expenses (including reasonable attorneys' fees and costs) (collectively, "Claims") resulting from or arising out of or related to any breach of Consultant's representations or warranties under Section 8 of this Agreement.

11.2. Client hereby agrees to defend, indemnify, and hold harmless Consultant and its shareholders, officers, directors, agents, employees, affiliates, successors, and assigns (collectively, the "Consultant Indemnitees"), from any and all Claims resulting from or arising out of or related to (a) any materials or intellectual property provided by or on behalf of Client to Consultant; (b) the Services, except to the extent that such Claims

result from Consultant's intentional misconduct; (c) any indemnifiable matters as may be set forth in any SOW; or (d) any breach of Client's covenants, representations, or warranties under this Agreement.

12. **Limitation of Liability**. In no event will any Consultant Indemnitee be liable to any Client Indemnitee for any consequential, indirect, special, incidental, or punitive damages of any kind, including without limitation, lost profits, loss of data, or frustration of business expectations, arising out of or related to this Agreement or the Services, even if any Consultant Indemnitee has been advised of the possibility of such loss or damage. The aggregate liability of all Consultant Indemnitees arising out of or related to this Agreement or the Services, including liability pursuant to the indemnification provisions of this Agreement or otherwise, will not exceed the aggregate amount of payments actually received by Consultant from Client under this Agreement during the twelve month period preceding the first event giving rise to indemnification or liability, except if such liability is caused by a Consultant Indemnitee's intentional misconduct.

13. **Miscellaneous**

13.1. *Publicity*. Client hereby grants Consultant a royalty-free, non-exclusive, worldwide, perpetual, irrevocable, non-assignable (except to a successor-in-interest to Consultant or an affiliate of Consultant), non-sublicensable, right and license to use Client's name, logo, and trademarks, solely for promotional purposes such as in a portfolio, exhibition, advertising, or promotion of Consultant's products or services (unless in the determination of the Client, or the Client's legal counsel, such continued use is no longer legally advisable).

13.2. *Notices*. Any notice or communication permitted or required by this Agreement shall be deemed effective when (a) personally delivered or (b) deposited, postage prepaid, return receipt requested, in the first class mail of the United States properly addressed to the appropriate Party at the addresses set forth on the signature page below or (c) upon confirmation of receipt of email to the email address set forth on the signature page below. The addresses below may be changed by giving notice of such change in the manner provided above for giving notice.

13.3. *Amendment*. This Agreement and any Statement of Work hereunder may be amended only by a written agreement executed by both Parties.

13.4. *Counterparts*. This Agreement may be executed in one or more counterparts by original or facsimile or PDF signature, and each such counterpart will be deemed an original and will become effective and binding on the Effective Date.

13.5. *Binding on Successors and Permitted Assigns*. This Agreement shall be binding and shall inure to the benefit of Client and Consultant and their respective successors and permitted assigns. Neither Party may assign this Agreement or any of its rights or obligations hereunder except with the prior written consent of the other Party or in connection with a sale of all or substantially all of the assets of the assigning Party, provided that the assigning Party must give reasonable notice of such sale.

13.6. *Governing Law*. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of California, without regard to conflict of law provisions.

13.7. *Jurisdiction and Venue*. Each of the Parties hereby submits to the exclusive jurisdiction of the state and federal courts located in Los Angeles County, California, as well as to the jurisdiction of all courts from which an appeal may be taken therefrom, for the purpose of any suit, action, or other proceeding arising out of or with respect to this Agreement or the Services. Any and all objections any Party may have regarding venue in any such court is hereby waived. Each of the Parties hereto also agrees that any final and unappealable judgment resulting from any such suit, action, or other proceeding shall be conclusive and binding on the Parties hereto and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside the United States.

13.8. *Attorneys' Fees and Costs*. Should any dispute arise out of or in connection with this Agreement or the Services, including, but not limited to, a dispute regarding the enforcement of any of its terms, the prevailing Party in such dispute (as determined by a court of competent jurisdiction or arbitrator, as the case may be) shall be entitled to an award of its reasonable attorneys' fees and other costs incurred in connection with such dispute, in addition to any other relief.

13.9. *Integration*. This Agreement (including any Statements of Work that may be agreed upon hereunder) embodies the entire agreement of the Parties hereto respecting the matters within its scope and supersedes any prior or contemporaneous negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as set forth herein.

[*signatures on following page*]

The Parties hereby execute this Agreement as of the Effective Date.

CLIENT:

STACK-IT-STORAGE, INC.

D. Hughes Watler Jr.

By: D. Hughes Watler, Jr.
Its: Chief Financial Officer

CONSULTANT:

WHOYOUKNOW LLC, DBA CROWDFUNDX

Darren Marble

By: Darren Marble
Its: CEO